Exhibit 10.12

AMENDMENT TWO TO

RETIREMENT PLAN FOR EMPLOYEES OF

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

As Amended and Restated Effective April 1, 2006

WHEREAS, effective as of April 1, 2006, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended;

WHEREAS, certain technical amendments to the Plan relating to regulations issued under section 415 of the Internal Revenue Code (the “Code”) were previously submitted to the Board of Directors of Capital Southwest Corporation but, prior to approval of such changes, it was deemed appropriate and still timely to incorporate updated provisions in order to comply with law changes under the Pension Protection Act of 2006 and determined that such changes be made within the required amendment period;

WHEREAS, it is necessary that certain technical amendments be made to the Plan in order to comply with final regulations issued under section 415 of the Internal Revenue Code and to reflect law changes under the Pension Protection Act of 2006;

NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified below, as follows:

1. Effective as of January 1, 2008, Section 1.1(B)(2) of the Plan is amended to read in its entirety as follows:

"(2)
Any provisions of Subsection (1) above to the contrary notwithstanding, if payment is in a form of distribution which is subject to Section 417(e)(3) of the Internal Revenue Code, which shall include lump-sum distributions and other forms of distribution that provide payments in the form of a decreasing annuity or that provide payments that may be for a period less than the life of the recipient, (an "IRC Section 417(e)(3) form of distribution") the amount of any such IRC Section 417(e)(3) form of distribution to a Participant shall be equal to the actuarial equivalent of the Participant's "accrued benefit" (within the meaning of Section 411(a)(7) of the Internal Revenue Code and regulations issued with respect thereto) commencing at his Normal Retirement Age or the date of termination of his service, whichever is later, determined using:

(a)	the "Applicable Mortality Table" which means:

(i)
for any Annuity Starting Date that is after December 31, 2002 and prior to January 1, 2008, the mortality table prescribed in Revenue Ruling 2001-62 (based upon a fixed blend of 50% of the unloaded male mortality rates and 50% of the unloaded female mortality rates underlying the mortality rates in the 1994 Group Annuity Reserving Table, projected to 2002); and

(ii)
for any Annuity Starting Date that is on or after January 1, 2008, the mortality table as defined in Code Section 417(e)(3)(B), modified as appropriate by the Secretary of the Treasury, specified for the Plan Year during which the Annuity Starting Date occurs.

(b)	the "Applicable Interest Rate" which means:

(i)
for any Annuity Starting Date that is after December 31, 2002, and prior to January 1, 2008, the annual rate of interest on 30-year Treasury securities for the second full calendar month immediately preceding the first day of the Plan Year during which the Annuity Starting Date occurs; and

(ii)
for any Annuity Starting Date that is on or after January 1, 2008, the adjusted first, second, and third segment rates applied under rules similar to the minimum funding rules of Code Section 430(h)(2)(C) for the second full calendar month immediately preceding the first day of the Plan Year during which the Annuity Starting Date occurs.

(c)
For purposes of Subparagraph (b) above, the adjusted first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if —

(i)
Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (ii) of such section for the average yields for the 24-month period described in such section;

(ii)	Code Section 430(h)(2)(G)(i)(II) were applied by substituting "section 417(e)(3)(A)(ii)(II)" for "section 412(b)(5)(B)(ii)(II)"; and

(iii)	the applicable percentage under Code Section 430(h)(2)(G) were determined in accordance with the following table:

For Plan Year	Applicable Percentage
2008	20%
2009	40%
2010	60%
2011	80%

The amount of any such IRC Section 417(e)(3) form of distribution that is payable to a Beneficiary whose Annuity Starting Date is prior to the Annuity Starting Date of the Participant shall be equal to the actuarial equivalent, determined using the mortality and interest assumptions specified in the preceding sentence, of the benefit payable to such Beneficiary as a monthly income payable for life commencing at the Annuity Starting Date of the Beneficiary.”

2. Effective for limitation years beginning on or after July 1, 2007, Section 4.1(A) of the Plan is amended to read in its entirety as follows:

"(A)	Limitations Imposed by Section 415 of the Internal Revenue Code:

(1)           The limitations of this Section 4.1(A) shall apply on and after January 1, 2008, except as otherwise provided herein.

(2)           The Annual Benefit otherwise payable to a Participant under the Plan at any time shall not exceed the Maximum Permissible Benefit.  If the benefit the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Benefit, the benefit shall be limited (or the rate of accrual reduced) to a benefit that does not exceed the Maximum Permissible Benefit.

(3)           If the Participant is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the employer or a predecessor employer, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Benefit.  Where the Participant’s employer-provided benefits under all such defined benefit plans (determined as of the same age) would exceed the Maximum Permissible Benefit applicable at that age, the maximum monthly retirement income applicable to all such defined benefit plans of the employer shall be determined and allocated on a pro rata basis in proportion to the actuarially equivalent amount of retirement income otherwise accrued under each such defined benefit plan so that the Maximum Permissible Benefit is not exceeded.

(4)           The application of the provisions of this section shall not cause the Maximum Permissible Benefit for any Participant to be less than the Participant’s accrued benefit under all the defined benefit plans of the employer or a predecessor employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such defined benefit plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations, and other published guidance relating to Section 415 of the Internal Revenue Code in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Section 1.415(a)-1(g)(4) of the Treasury regulations.

(5)           The limitations of this Section 4.1(A) shall be determined and applied taking into account the rules in Section 4.1(A)(7).

(6)           Definitions.

(a)           "Annual Benefit" shall mean a benefit that is payable annually in the form of a straight life annuity.  Except as provided below, where a benefit is payable in a form other than a straight life annuity, the benefit shall be adjusted to an actuarially equivalent straight life annuity that begins at the same time as such other form of benefit and is payable on the first day of each month, before applying the limitations of this Section 4.1(A).  For a Participant who has or will have distributions commencing at more than one annuity starting date, the Annual Benefit shall be determined as of each such annuity starting date (and shall satisfy the limitations of this Section 4.1(A) as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other annuity starting dates.  For this purpose, the determination of whether a new starting date has occurred shall be made without regard to Section 1.401(a)-20, Q&A 10(d), and with regard to Section 1.415(b)-1(b)(1)(iii)(B) and (C) of the Treasury regulations.

No actuarial adjustment to the benefit shall be made for (1) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (2) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and postretirement medical benefits); or (3) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Section 417(e)(3) of the Internal Revenue Code and would otherwise satisfy the limitations of this Section 4.1(A), and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Section 4.1(A) applicable at the annuity starting date, as increased in subsequent years pursuant to Section 415(d) of the Internal Revenue Code.  For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

The determination of the Annual Benefit shall take into account Social Security supplements described in Section 411(a)(9) of the Internal Revenue Code and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury regulations, but shall disregard benefits attributable to employee contributions or rollover contributions.

Effective for distributions in Plan Years beginning after December 31, 2003, the determination of actuarial equivalence of forms of benefit other than a straight life annuity shall be made in accordance with Section 4.1(A)(6)(a)(i) or (ii) below.

(i)
Benefit Forms Not Subject to Section 417(e)(3) of the Internal Revenue Code: The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subsection (i) if the form of the Participant’s benefit is either (1) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or (2) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Internal Revenue Code).

(A)
Limitation Years beginning before July 1, 2007.  For Limitation Years beginning before July 1, 2007, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount:  (I) the interest rate specified in Section 1.1(B)(1)(b) of the Plan and the mortality table (or other tabular factor) specified in Section 1.1(B)(1)(a) of the Plan for adjusting benefits in the same form; and (II) a 5 percent interest rate assumption and the applicable mortality table prescribed in Revenue Ruling 2001-62 for that annuity starting date.

(B)
Limitation Years beginning on or after July 1, 2007.  For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of (I) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant’s form of benefit; and (II) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.1(B)(2)(a) of the Plan for that annuity starting date.

(ii)
Benefit Forms Subject to Section 417(e)(3) of the Internal Revenue Code:  The straight life annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subsection (ii) if the form of the Participant’s benefit is other than a benefit form described in subsection (i) above.  In this case, the actuarially equivalent straight life annuity shall be determined as follows:

(A)
Annuity Starting Date in Plan Years Beginning After 2005.  If the annuity starting date of the Participant’s form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (I) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate specified in Section 1.1(B)(1)(b) of the Plan and the mortality table (or other tabular factor) specified in Section 1.1(B)(1)(a) of the Plan for adjusting benefits in the same form; (II) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.1(B)(2)(a) of the Plan for that annuity starting date; and (III) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate defined in Section 1.1(B)(2)(b) of the Plan and the Applicable Mortality Table defined in Section 1.1(B)(2)(a) of the Plan for that annuity starting date, divided by 1.05.

(B)
Annuity Starting Date in Plan Years Beginning in 2004 or 2005.  If the annuity starting date of the Participant’s form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate specified in Section 1.1(B)(1)(b) of the Plan and the mortality table (or other tabular factor) specified in Section 1.1(B)(1)(a) of the Plan for adjusting benefits in the same form; and (II) a 5.5 percent interest rate assumption and the applicable mortality table prescribed in Revenue Ruling 2001-62.

If the annuity starting date of the Participant’s benefit is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, the application of this subsection (ii) shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Section 4.1(A), except that the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount:

(i)	the interest rate specified in Section 1.1(B)(1)(b) of the Plan and the mortality table (or other tabular factor) specified in Section 1.1(B)(1)(a) of the Plan for adjusting benefits in the same form;

(ii)	the Applicable Interest Rate defined in Section 1.1(B)(2)(b) of the Plan and the applicable mortality table prescribed in Revenue Ruling 2001-62; or

(iii)
the Applicable Interest Rate defined in Section 1.1(B)(2)(b) of the Plan (as in effect on the last day of the last Plan Year beginning before January 1, 2004, under provisions of the Plan then adopted and in effect) and the applicable mortality table prescribed in Revenue Ruling 2001-62.

(b)           "IRC 415 Compensation" shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan [as described in Section 1.62-2(c) of the Treasury regulations]), and excluding the following:

(i)
Employer contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Internal Revenue Code) to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) or a simple retirement account described in Section 408(p) of the Internal Revenue Code, and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), other than, amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income;

(ii)
amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Section 1.421-1(b) of the Treasury regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(iv)
other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Internal Revenue Code); and

(v)	other items of remuneration that are similar to any of the items listed in (i) through (iv).

For any self-employed individual, IRC 415 Compensation shall mean earned income.

Except as provided herein, for Limitation Years beginning after December 31, 1991, IRC 415 Compensation for a Limitation Year is the IRC 415 Compensation actually paid or made available during such Limitation Year.  IRC 415 Compensation for a Limitation Year shall include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Limitation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no compensation is included in more than one Limitation Year.

For Limitation Years beginning on or after July 1, 2007, IRC 415 Compensation for a Limitation Year shall also include compensation paid by the later of 2 ½ months after an Employee’s severance from employment with the employer maintaining the Plan or the end of the Limitation Year that includes the date of the Employee’s severance from employment with the employer maintaining the Plan, if:

(i)
the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer;

(ii)	the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or

(iii)
the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered IRC 415 Compensation if paid after severance from employment, even if they are paid by the later of 2½ months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except, (1) payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Internal Revenue Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service, or (2) compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Internal Revenue Code, provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a Highly Compensated Employee immediately before becoming disabled.

Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Treasury regulations, shall be treated as IRC 415 Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

For Limitation Years beginning after December 31, 1997, IRC 415 Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in IRC 415 Compensation but for an election under Section 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Internal Revenue Code.

For Limitation Years beginning after December 31, 2000, IRC 415 Compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Internal Revenue Code.

For Limitation Years beginning after December 31, 2001, IRC 415 Compensation shall also include deemed Section 125 compensation.  Deemed Section 125 compensation is an amount that is excludable under Section 106 of the Internal Revenue Code that is not available to a participant in cash in lieu of group health coverage under a Section 125 arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed Section 125 compensation only if the employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

IRC 415 Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Section 7701(b)(1)(B) of the Internal Revenue Code, who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

(c)           "Defined Benefit Compensation Limitation" shall mean 100 percent of a Participant’s High Three-Year Average Compensation, payable in the form of a straight life annuity.

In the case of a Participant who has had a severance from employment with the employer, the Defined Benefit Compensation Limitation applicable to the Participant in any Limitation Year beginning after the date of severance shall be automatically adjusted by multiplying the limitation applicable to the Participant in the prior Limitation Year by the annual adjustment factor under Section 415(d) of the Internal Revenue Code; provided, however, if the Employer maintains a plan for the purpose of restoring benefits that certain Participants may not receive under the Plan due to the limitations on contributions and benefits imposed by Section 415 of the Internal Revenue Code and/or due to the limitations imposed on compensation under Section 401(a)(17) of said Code, and if the Participant or his Beneficiary receives or has received a benefit or benefits under such restoration plan and a portion of such benefit or benefits would be duplicated by the cost-of-living adjustment provided under this paragraph, then such cost-of-living adjustment that would represent a duplication of benefits shall not apply to the Participant or Beneficiary unless the value of the benefit payable from the restoration plan that would cause such duplication of benefits under the Plan is returned to the Employer by the Participant or Beneficiary within 60 days of the effective date of such cost-of-living adjustment or the date that such cost-of-living adjustment is announced by the Internal Revenue Service, whichever date is later; and provided further, however, that such 60-day period may be extended by the Committee if, in its opinion, reasonable cause exists for such an extension.  The adjusted compensation limit shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

In the case of a Participant who is rehired after a severance from employment, the Defined Benefit Compensation Limitation is the greater of 100 percent of the Participant’s High Three-Year Average Compensation, as determined prior to the severance from employment, as adjusted pursuant to the preceding paragraph, if applicable; or 100 percent of the Participant’s High Three-Year Average Compensation, as determined after the severance from employment under subsection (g) below.

(d)           "Defined Benefit Dollar Limitation" shall mean, effective for Limitation Years ending after December 31, 2001, $160,000, automatically adjusted under Section 415(d) of the Internal Revenue Code effective January 1 of each year, and payable in the form of a straight life annuity.  The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.  The automatic annual adjustment of the Defined Benefit Dollar Limitation shall apply to Participants who have had a separation from employment.

(e)           "employer" shall mean the employer that adopts this Plan, and all members of a controlled group of corporations, as defined in Section 414(b) of the Internal Revenue Code, as modified by Section 415(h), all commonly controlled trades or businesses (as defined in Section 414(c) of the Internal Revenue Code, as modified, except in the case of a brother-sister group of trades or businesses under common control, by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to Section 414(o) of the Internal Revenue Code.

(f)           "Formerly Affiliated Plan of the Employer" shall mean a plan that, immediately prior to the cessation of affiliation, was actually maintained by the employer and, immediately after the cessation of affiliation, is not actually maintained by the employer.  For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the employer, such as the sale of a member of the controlled group of corporations, as defined in Section 414(b) of the Internal Revenue Code, as modified by Section 415(h), to an unrelated corporation, or that causes a plan to not actually be maintained by the employer, such as transfer of plan sponsorship outside a controlled group.

(g)           "High Three-Year Average Compensation" shall mean the average compensation for the three consecutive years of service (or, if the Participant has less than three consecutive years of service, the Participant’s longest consecutive period of service, including fractions of years, but not less than one year) with the employer that produces the highest average.  A year of service with the employer is the 12-consecutive month period that begins on January 1 of each calendar year.  In the case of a Participant who is rehired by the employer after a severance from employment, the Participant’s high three-year average compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the employer (the break period) and by treating the years immediately preceding and following the break period as consecutive.  A Participant’s compensation for a year of service shall not include compensation in excess of the limitation under Section 401(a)(17) of the Internal Revenue Code that is in effect for the calendar year in which such year of service begins.

(h)           "Limitation Year" shall mean the calendar year unless a different 12-month period has been elected by the employer in accordance with regulations or rulings issued by the Internal Revenue Service.  All qualified plans maintained by the employer must use the same Limitation Year.  If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(i)           "Maximum Permissible Benefit" shall mean the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation (both adjusted where required as provided below).

(i)
Adjustment for Less Than 10 Years of Participation or Service:  If the Participant has less than 10 Years of Participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of Years (or part thereof, but not less than one year) of Participation in the Plan, and the denominator of which is 10. In the case of a Participant who has less than 10 Years of Service with the employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction, the numerator of which is the number of Years (or part thereof, but not less than 1 year) of Service with the employer, and the denominator of which is 10.

(ii)
Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or after Age 65:  Effective for benefits commencing in Limitation Years ending after December 31, 2001, the Defined Benefit Dollar Limitation shall be adjusted if the annuity starting date of the Participant’s benefit is before age 62 or after age 65. If the annuity starting date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under subsection (A) below, as modified by subsection (C) below in this subsection (ii).  If the annuity starting date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under subsection (B) below, as modified by subsection (C) below in this subsection (ii).

(A)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62:

I.           Limitation Years Beginning Before July 1, 2007.  If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (a) the interest rate specified in Section 1.1(B)(1)(b) of the Plan and the mortality table (or other tabular factor) specified in Section 1.1(B)(1)(a) of the Plan; or (b) a 5-percent interest rate assumption and the applicable mortality table as prescribed in Revenue Ruling 2001-62.

II.           Limitation Years Beginning on or After July 1, 2007.

(a) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement.  If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than 10, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.1(B)(2)(a) of the Plan for that annuity starting date (and expressing the Participant’s age based on completed calendar months as of the annuity starting date).

(b) Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the annuity starting date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the lesser of the limitation determined under subsection (a) immediately above and the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section 4.1(A).

(B)	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement After Age 65:

I.           Limitation Years Beginning Before July 1, 2007.  If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Defined Benefit Dollar Limitation for the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate specified in Section 1.1(B)(1)(b) of the Plan and the mortality table (or other tabular factor) specified in Section 1.1(B)(1)(a) of the Plan; or (2) a 5-percent interest rate assumption and the applicable mortality table as prescribed in Revenue Ruling 2001-62.

II.           Limitation Years Beginning After July 1, 2007.

(a)           Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement.  If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s annuity starting date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than 10, if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the Applicable Mortality Table defined in Section 1.1(B)(2)(a) of the Plan for that annuity starting date (and expressing the participant’s age based on completed calendar months as of the annuity starting date).

(b)           Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement.  If the annuity starting date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Participant’s annuity starting date is the lesser of the limitation determined under subsection (a) immediately above and the Defined Benefit Dollar Limitation (adjusted for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Section 4.1(A).  For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical participant who is age 65 and has the same accrued benefit as the Participant.

(C)
Notwithstanding the other requirements of this subsection (ii), no adjustment shall be made to the Defined Benefit Dollar Limitation to reflect the probability of a Participant’s death between the annuity starting date and age 62, or between age 65 and the annuity starting date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the annuity starting date.  To the extent benefits are forfeited upon death before the annuity starting date, such an adjustment shall be made.  For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity, as defined in Section 417(c) of the Internal Revenue Code, upon the Participant’s death.

(iii)
Minimum Benefit Permitted:  Notwithstanding anything else in this section to the contrary, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the Maximum Permissible Benefit if:

(A)
the retirement benefits payable for a Limitation Year under any form of benefit with respect to such Participant under this Plan and under all other defined benefit plans (without regard to whether a Plan has been terminated) ever maintained by the employer do not exceed $10,000 multiplied by a fraction, the numerator of which is the Participant’s number of Years (or part thereof, but not less than one year) of Service (not to exceed 10) with the employer, and the denominator of which is 10; and

(B)
the employer (or a predecessor employer) has not at any time maintained a defined contribution plan in which the Participant participated (for this purpose, mandatory employee contributions under a defined benefit plan, individual medical accounts under Section 401(h) of the Internal Revenue Code, and accounts for postretirement medical benefits established under Section 419A(d)(1) of the Internal Revenue Code are not considered a separate defined contribution plan).

(j)           "Predecessor Employer" shall mean, if the employer maintains a plan that provides a benefit which the Participant accrued while performing services for a former employer, the former employer with respect to the Participant in the plan.  A former entity that antedates the employer is also a predecessor employer with respect to a participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(k)           "Severance from Employment" shall mean the Employee ceases to be an employee of the employer maintaining the Plan.  An Employee does not have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee.

(l)           "Year of Participation."  The Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (1) the Participant is credited with at least the number of hours of service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a Year of Participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for such accrual computation period. A Participant who is permanently and totally disabled within the meaning of Section 415(c)(3)(C)(i) of the Internal Revenue Code for an accrual computation period shall receive a Year of Participation with respect to that period.  In addition, for a Participant to receive a Year of Participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period.  In no event shall more than one Year of Participation be credited for any 12-month period.

(m)           "Year of Service."  For purposes of Section 4.1(A)(6)(g), the Participant shall be credited with a Year of Service (computed to fractional parts of a year) for each accrual computation period for which the Participant is credited with at least the number of hours of service (or period of service if the elapsed time method is used) for benefit accrual purposes, required under the terms of the Plan in order to accrue a benefit for the accrual computation period, taking into account only service with the employer or a predecessor employer.

(7)           Other Rules.

(a)           Benefits Under Terminated Plans.  If a defined benefit plan maintained by the employer has terminated with sufficient assets for the payment of benefit liabilities of all plan participants and a Participant in the Plan has not yet commenced benefits under the Plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated plan at each possible annuity starting date shall be taken into account in applying the limitations of this Section 4.1(A).  If there are not sufficient assets for the payment of all participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.

(b)           Benefits Transferred From the Plan.  If a participant’s benefits under a defined benefit plan maintained by the employer are transferred to another defined benefit plan maintained by the employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury regulations, the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan).  If a participant’s benefits under a defined benefit plan maintained by the employer are transferred to another defined benefit plan that is not maintained by the employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury regulations, the transferred benefits are treated by the employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the employer that terminated immediately prior to the transfer with sufficient assets to pay all participants’ benefit liabilities under the plan.  If a participant’s benefits under a defined benefit plan maintained by the employer are transferred to another defined benefit plan in a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Treasury regulations, the amount transferred is treated as a benefit paid from the transferor plan.

(c)           Formerly Affiliated Plans of the Employer.  A Formerly Affiliated Plan of the Employer shall be treated as a plan maintained by the employer, but the Formerly Affiliated Plan of the Employer shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay participants’ benefit liabilities under the plan and had purchased annuities to provide benefits.

(d)           Plans of a Predecessor Employer.  If the employer maintains a defined benefit plan that provides benefits accrued by a Participant while performing services for a predecessor employer, the Participant’s benefits under a plan maintained by the predecessor employer shall be treated as provided under a plan maintained by the employer. However, for this purpose, the plan of the predecessor employer shall be treated as if it had terminated immediately prior to the event giving rise to the predecessor employer relationship with sufficient assets to pay participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the employer and the predecessor employer shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the predecessor relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provided under the plan of the predecessor employer.

(e)           Special Rules.  The limitations of this Section 4.1(A) shall be determined and applied taking into account the rules in Section 1.415(f)-1(d), (e) and (h) of the Treasury regulations.

(f)           Aggregation with Multiemployer Plans.

(i)           If the employer maintains a multiemployer plan, as defined in Section 414(f) of the Internal Revenue Code, and the multiemployer plan so provides, only the benefits under the multiemployer plan that are provided by the employer shall be treated as benefits provided under a plan maintained by the employer for purposes of this Section 4.1(A).

(ii)           Effective for Limitation Years ending after December 31, 2001, a multiemployer plan shall be disregarded for purposes of applying the compensation limitation of Sections 4.1(A)(6)(c) and 4.1(A)(6)(i)(i) to a plan which is not a multiemployer plan."

3.           Effective for limitation years beginning on or after July 1, 2007, Section 4.1(J)(6) of the Plan is amended to read in its entirety as follows:

"(6)           Section 415 compliance:  Except in the case where payment of the Participant's retirement income (other than a form of payment that is subject to Section 417(e) of the Internal Revenue Code, including lump-sum distributions and other forms of distribution that provide payments in the form of a decreasing annuity or for a period less than the life of the recipient) commences no more than 12 months after the retroactive Annuity Starting Date, payment of the Participant's retirement income, including any interest adjustments, shall satisfy the requirements of Section 415 of the Internal Revenue Code if the date retirement income payments actually commence is substituted for the retroactive Annuity Starting Date for all purposes, including for purposes of determining the interest rate and the mortality table described in Section 4.1(A)(6)(a)(ii)(A) hereof."

IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officer on this ____ day of __________________, 2009.

CAPITAL SOUTHWEST CORPORATION

By

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